Exhibit 99.1

Vlingo Corporation

Unaudited Condensed Consolidated Financial Statements as of March 31, 2012 and December 31, 2011 and for the Three Months Ended March 31, 2012 and 2011.

VLINGO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF MARCH 31, 2012 AND DECEMBER 31, 2011

(In thousands, except share and per share data)

	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,259	$42,626
Restricted cash	100	100
Accounts receivable	1,361	1,006
Unbilled receivable	1,142	979
Prepaid expenses and other current assets	2,124	852

Total current assets	41,986	45,563

PROPERTY AND EQUIPMENT — Net	1,627	1,481

OTHER ASSETS:
Intangible assets — net	928	1,021
Other assets	4,185	2,768

Total other assets	5,113	3,789

TOTAL ASSETS	$48,726	$50,833

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	$2,296	$2,255
Accounts payable	3,189	2,471
Accrued expenses	1,037	1,841
Advance payment for business combination	30,000	30,000
Deferred revenue	4,945	3,895

Total current liabilities	41,467	40,462
LONG-TERM DEBT — Net of current portion	1,937	2,340
LONG-TERM PORTION OF DEFERRED REVENUE	8,908	5,421
PREFERRED STOCK WARRANT — At fair value	138	139

Total liabilities	52,450	48,362

COMMITMENTS AND CONTINGENCIES
PREFERRED STOCK:
Series A redeemable convertible preferred stock at accreted redemption value, $0.001 par value — 6,526,667 shares authorized, issued and outstanding at March 31, 2012 and December 31, 2011 (liquidation and redemption value of $9,799)	9,724	9,533
Series B redeemable convertible preferred stock at accreted redemption value, $0.001 par value — 9,423,261 shares authorized and 9,391,072 shares issued and outstanding at March 31, 2012 and December 31, 2011 (liquidation and redemption value of $29,525)	29,498	28,955
Series C redeemable convertible preferred stock at accreted redemption value, $0.001 par value — 7,331,379 shares authorized, issued and outstanding at March 31, 2012 and December 31, 2011 (liquidation and redemption value of $30,276)	30,227	29,644
Series D redeemable convertible preferred stock at accreted redemption value, $0.001 par value — 1,724,763 shares authorized, issued and outstanding at March 31, 2012 and December 31, 2011 (liquidation and redemption value of $10,335)	10,290	10,089

Total preferred stock	79,739	78,221

STOCKHOLDERS’ DEFICIT:
Common stock, $0.001 par value — 60,000,000 shares authorized, 6,787,497 and 6,695,784 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	7	7
Accumulated deficit	(83,470)	(75,757)

Total stockholders’ deficit	(83,463)	(75,750)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$48,726	$50,833

See notes to unaudited condensed consolidated financial statements.

VLINGO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands)

	Three Months Ended March 31,
	2012	2011
REVENUES:
Hosting related services	$1,273	$585
Software		218
Other	63	34

Total revenues	1,336	837

COST OF REVENUES:
Hosting related services	1,430	880
Software
Other		9

Total cost of revenues	1,430	889

GROSS PROFIT	(94)	(52)

OPERATING EXPENSES:
Research and development	1,955	849
Sales and marketing	1,397	767
General and administrative	2,635	1,238

Total costs and expenses	5,987	2,854

OPERATING LOSS	(6,081)	(2,906)

OTHER INCOME (EXPENSES):
Interest expense	(181)	(19)
Other income (expense)	(30)	7

Total other expense — net	(211)	(12)

NET LOSS AND COMPREHENSIVE LOSS	$(6,292)	$(2,918)

See notes to unaudited condensed consolidated financial statements.

VLINGO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(In thousands)

	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,292)	$(2,918)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	340	238
Stock-based compensation	87	116
Increase (decrease) in fair value of preferred stock warrant	(1)	(5)
Increase in fair value of embedded derivative	41
Noncash interest expense related to long-term debt	52
Changes in operating assets and liabilities:
Accounts and unbilled receivable	(518)	(696)
Prepaid expenses and other assets	(2,752)	(387)
Accounts payable	664	137
Accrued expenses	(804)	(288)
Deferred revenue	4,537	1,365

Net cash used in operating activities	(4,646)	(2,438)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(276)	(140)

Net cash used in investing activities	(276)	(140)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable	(455)
Proceeds from issuance of common stock	10	11

Net cash provided by (used in) financing activities	(445)	11

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,367)	(2,567)
CASH AND CASH EQUIVALENTS — Beginning of year	42,626	12,728

CASH AND CASH EQUIVALENTS — End of year	$37,259	$10,161

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest, net	$129	$—

Cash paid for income taxes	$889	$—

See notes to unaudited condensed consolidated financial statements.

VLINGO CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except share and per share data)

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

Vlingo Corporation (the “Company”) was incorporated in Delaware on June 12, 2006. The Company develops and sells speech recognition software for use in mobile devices.

The Company is subject to risks and uncertainties common to early-stage companies, including the ability to obtain adequate financing, dependence on key individuals, successful development and marketing of its product, competition from larger and more established enterprises, and the need to establish profitable operations. The Company has funded its operations to date primarily through the sale of preferred stock and from debt financing. The Company must substantially increase revenues from the current level to achieve profitability. Management believes that it will be able to fund its current operations using its existing working capital through 2012.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation — The accompanying condensed consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries. The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim periods. In the opinion of management of the Company, these condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position for the periods disclosed. All intercompany balances and transactions have been eliminated in consolidation. The condensed consolidated balance sheet as of December 31, 2011 has been derived from the Company’s audited consolidated balance sheet as of that date.

Although the Company believes the disclosures in these condensed consolidated financial statements are adequate to make the information presented not misleading, certain information normally included in the footnotes prepared in accordance with GAAP has been omitted. Accordingly, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s consolidated financial statements for the fiscal year ended December 31, 2011 and 2010. Interim results are not necessarily indicative of the results that may be expected for a full year.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk and Significant Customers — The majority of revenue in the three months ended March 31, 2012 and 2011 was generated in the United States. Customers that represented more than 10% of revenues for the three months ended March 31, 2012 and 2011, and customers that accounted for more than 10% of accounts receivable as of March 31, 2012 and December 31, 2011 are presented below.

	Three Months Ended March 31,
Revenue	2012	2011
Customer A	29%	*
Customer B	17	*
Customer C	11	*
Customer D	10	17%
Customer E	*	26
Customer F	*	15
Customer G	*	11

	March 31,	December 31,
Accounts receivable	2012	2012
Customer A	83%	81%

*	Balance represents less than 10% for the disclosed year.

Customer A also represents approximately 70% of total deferred revenue.

Two of the Company’s Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”) holders were customers during the three months ended March 31, 2012 and 2011. The Company’s Series D Redeemable Convertible Preferred Stock (“Series D Preferred Stock”) holder was a customer during the three months ended March 31, 2012 and 2011. Revenue resulting from these arms-length transactions with preferred stock holders totaled $149 and $249 in the three months ended March 31, 2012 and 2011, respectively. Accounts receivable from these preferred stock holders was $0 and $8 as of March 31, 2012 and December 31, 2011, respectively. Deferred revenue related to the same preferred holders totaled $928 and $617 at March 31, 2012 and December 31, 2011, respectively.

Recently Issued Accounting Standards — In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. Under this ASU, an entity will have the option to present the components of net income and comprehensive income in either one or two consecutive financial statements. The ASU eliminates the option in U.S. GAAP to present other comprehensive income in the statement of changes in equity. An entity should apply the ASU retrospectively. For a nonpublic entity, the ASU is effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. Early adoption is permitted. The changes in presentation required by this standard have been affected in the Statement of Operations, as presented, and did not have a material impact on the financial statements. In December 2011, the FASB decided to defer the effective date of those changes in ASU 2011-05 that relate only to the presentation of reclassification adjustments in the statement of income by issuing ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive income in Accounting Standards Update 2011-05.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. The new standards do not extend the use of fair value but, rather, provide guidance about how fair value should be applied where it already is required or permitted under current accounting standards. For U.S. GAAP, most of the changes are clarifications of existing guidance or wording changes to align with IFRS. A nonpublic entity is required to apply the ASU prospectively for annual periods beginning after December 15, 2011. The Company expects that the adoption of ASU 2011-04 in 2012 will not have a material impact on its consolidated financial statements.

In October 2009, the FASB issued Accounting Standards Update (ASU) 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (EITF Issue No. 08-1, “Revenue Arrangements with Multiple Deliverables”). ASU 2009-13 amends FASB ASC Subtopic 605-25, Revenue Recognition — Multiple-Element Arrangements, to eliminate the requirement that all undelivered elements have vendor specific objective evidence of selling price (VSOE) or third party evidence of selling price (TPE) before an entity can recognize the portion of an overall arrangement fee that is attributable to items that already have been delivered. This guidance is applicable for arrangements, or portions of arrangements, that do not fall within the scope of industry-specific revenue recognition guidance, such as the guidance applicable to arrangements to license software. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company adopted this standard on a prospective basis as of January 1, 2011. The adoption did not have an effect on the Company’s recognition of revenue, as the Company generally does not have standalone value for elements in nonsoftware multiple element arrangements.

3.	PROPERTY AND EQUIPMENT

Property and equipment as of March 31, 2012 and December 31, 2011 consists of the following:

	March 31, 2012	December 31, 2011
Computers and equipment	$2,933	$2,604
Leasehold improvements	88	87
Furniture and fixtures	58	58

Property and equipment — at cost	3,079	2,749

Less accumulated depreciation	1,452	1,268

Property and equipment — net	$1,627	$1,481

Depreciation expense was approximately $184 and $82 for the three months ended March 31, 2012 and 2011, respectively.

4.	INTANGIBLE ASSETS

Amortization expense for intangible assets was approximately $156 for the three months ended March 31, 2012 and 2011.

Intangible assets consisted of the following as of March 31, 2012 and December 31, 2011:

	March 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Life (Years)
Intangible assets:
License	$1,843	$(952)	$891	2.4
Patent purchase	55	(18)	37	6.7

Total — intangible assets	$1,898	$(970)	$928	2.6

Defensive intangible assets — patent lease	$1,250	$(417)	$833	3.3

	December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Life (Years)
Intangible assets:
License	$1,843	$(860)	$983	2.7
Patent purchase	55	(17)	38	6.9

Total — intangible assets	$1,898	$(877)	$1,021	2.9

Defensive intangible assets — patent lease	$1,250	$(355)	$895	3.6

Defensive intangible assets are recorded as a component of other assets.

Amortization expense in future periods is estimated to be as follows:

Years Ending December 31,
Remainder of 2012	$469
2013	624
2014	501
2015	151
2016	6
Thereafter	10

Total amortization	$1,761

5.	INCOME TAXES

The Company’s tax expense was $0 for the three months ended March 31, 2012 and 2011. In light of the Company’s history of operating losses, the Company has recorded a full valuation allowance for its U.S. federal and state deferred tax assets. The Company intends to maintain this valuation allowance until there is sufficient evidence to conclude that it is more likely than not that the federal and state deferred tax assets will be realized.

Utilization of net operating loss and research and development credit carryforwards may be subject to a substantial annual limitation due to ownership changes, as defined in Section 382 of the Internal Revenue Code of 1986. These ownership changes may limit the amount of net operating loss and research and development credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or shareholder groups in the stock of a corporation by more than 50 percentage points over a three-year period. Since the Company’s formation, the Company has raised capital through the issuance of common stock and redeemable convertible preferred stock, which may have resulted in a change of control, as defined by Section 382, or could result in a change of control in the future upon subsequent transactions. The Company has not completed a study to assess whether a change of control has occurred or whether there have been multiple changes of control since the Company’s formation due to the significant complexity and cost associated with such study and because there could be additional changes in control in the future. As a result, the Company is not able to estimate the effect of the change in control, if any, on the Company’s ability to utilize net operating loss and research and development credits carryforwards in the future.

6.	LONG-TERM DEBT

The future amortization of the issuance costs and terminal fee is as follows:

Years Ending December 31
Remainder of 2012	$65
2013	96
2014	37

Total	$198

The future annual cash payments due as of March 31, 2012 are as follows:

Years Ending December 31
Remainder of 2012	$1,364
2013	1,818
2014	1,008

Total	$4,190

As of March 31, 2012, debt consisted of the following items:

Debt As of March 31, 2012
Current portion of long-term debt
Principal payments	$1,818
Success fee derivative	478

$2,296

Long-term debt — net of current portion
Principal payments	$2,121
Terminal fee	250
Debt discount	(434)

$1,937

7.	REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Preferred Stock Warrant — In May 2009, the Company issued a warrant to a lender to purchase 32,189 shares of Series B Preferred Stock at an exercise price of $2.33 per share. The loan was later paid in full but the Series B Preferred Stock warrant remains unexercised at March 31, 2012. As of March 31, 2012, the fair value of the warrant was $138, valued using the Black-Scholes option pricing model with assumptions of no dividend yield, a volatility of 53%, life of 4.25 years, and a risk-free interest rate of 0.77%.

Common Stock Warrants — In March 2008, in conjunction with the conversion of a convertible note, the Company issued a warrant to the holder of the convertible note to purchase 858,369 shares of the Company’s common stock at an exercise price of $0.63 per share with a fair value of $365. The Company recorded the fair value of the common stock warrant of $365 as additional paid-in capital and interest expense. The Company valued the common stock warrant on the date of grant using the Black-Scholes option pricing model with the following assumptions: no dividend yield, risk-free interest rate of 3.5%, volatility of 58%, and contractual life of 10 years. The common stock warrant remains unexercised at March 31, 2012.

Common Stock Reserved — As of March 31, 2012, the Company has authorized 60,000,000 shares of common stock and the following number of shares of common stock has been reserved for the potential conversion of preferred stock and exercise of stock options.

Conversion of preferred stock	24,973,881
Preferred stock warrant	32,189
Common stock options or awards	3,093,767
Common stock warrant related to convertible note	858,369

28,958,206

8.	STOCK OPTION PLAN

The Board of Directors adopted the 2006 Stock Incentive Plan (the “Plan”), which provides for the grant of qualified incentive stock options and nonqualified stock options or other awards to the Company’s employees, officers, directors, advisors, and outside consultants to purchase up to an aggregate of 4,500,231 shares of the Company’s common stock. The stock options generally vest over a four-year period and expire 10 years from the date of grant. The Company has 474,449 stock options available for future grant under the Plan as of March 31, 2012. Certain options provide for accelerated vesting if there is a change in control, as defined in the Plan. The Company generally issues previously unissued shares of common stock for the exercise of stock options. Canceled or forfeited options are made available for future grants.

During the three months ended March 31 2011, the Company granted options with an aggregate grant date fair value of approximately $27, which is being recorded as stock-based compensation expense on a straight-line basis over the vesting period of the options for employees as the services are being provided, which is generally four years. No options were granted in the three months ended March 31, 2012. The weighted average grant date fair value of options granted during the three months ended March 31, 2011 was $0.53 per share. The Company has recorded stock-based compensation expense of approximately $87 and $116 during the three months ended March 31, 2012 and 2011, respectively, which is based on awards ultimately expected to vest. The tax effects have not been material.

During the three months ended March 31, 2012 and 2011, the recorded stock-based compensation expense was classified in the statements of operations and comprehensive loss as follows:

	Three Months Ended March 31,
	2012	2011
Stock-based compensation by category:
Cost of sales	$3	$4
Research and development	26	26
Sales and marketing	22	40
General and administrative	36	46

	$87	$116

The estimation of share based awards that will ultimately vest requires judgment, and to the extent actual results differ from the Company’s estimates, such amounts will be recorded as an adjustment in the period estimates are revised.

As the Company did not have any grants during the three months ended March 31, 2012, the assumptions used in the Black-Scholes option pricing model during the three months ended March 31, 2011 are as follows:

Three Months Ended March 31, 2011
Expected volatility	71%
Weighted-average risk-free interest rate	2.45%
Expected dividend yield	—%
Expected term	6.25 years

A summary of option activity under the Plan for the three months ended March 31, 2012 is as follows:

	Number of Options	Weighted- Average Exercise Price per Option	Weighted- Average Remaining Contractual Life (in Years)
Outstanding — January 1, 2012	3,191,126	$1.00
Exercised	(91,713)	0.11
Forfeited	(5,646)	0.63

Outstanding — March 31, 2012	3,093,767	1.03	7.32

Exercisable — March 31, 2012	1,978,204	0.88	6.95

Options vested or expected to vest — March 31, 2012	2,954,388	1.02	7.28

No tax benefits were realized from options and other share-based payment arrangements during the three months ended March 31, 2012 and 2011. Total intrinsic value of options exercised during the three months ended March 31, 2012 and 2011 was 557 and 19, respectively, representing the difference between the common stock fair value on the exercise date and the option exercise price.

As of March 31, 2012, there was approximately $604 of unrecognized stock-based compensation cost related to nonvested options granted under the Plan that are expected to vest and be recognized over a weighted average period of 1.9 years.

9.	COMMITMENTS AND CONTINGENCIES

Potential Merger — In October 2009 and contemporaneous with the issuance of the Series C Preferred Stock, the Company granted an option to one of the Series C Preferred Stock holders, Nuance Communications Inc. (“Nuance”), providing Nuance with the right to acquire the Company at a fixed price at any time through January 8, 2011. The option expired unexercised on January 8, 2011. There were no gains or losses resulting from the expiration of the option.

In December 2011, Nuance entered into an agreement to acquire all of the issued and to be issued shares of the Company, subject to regulatory approvals and other customary closing conditions. Pursuant to the term of the agreement, the Company received a non-refundable advance of $30 million from Nuance, which is reported in advance payment for business combination within current liabilities at March 31, 2012. In the event the transaction does not close by July 1, 2012, Nuance is required to make a non-refundable advance payment of $5 million and will be obligated to pay an additional $5 million on the first day of each month thereafter, up to an additional $30 million, until the transaction is completed. All payments received by the Company have been deferred until such time that the transaction is completed.

Litigation — In June 2008, July 2009, and June 2011, Nuance filed lawsuits against the Company claiming that the Company’s products infringe patents assigned to Nuance. The Company is vigorously defending itself in the lawsuits. In July 2010, the Company acquired defensive intangible assets (see Note 4) and filed a counter suit against Nuance claiming Nuance’s products infringe patents assigned to the Company. The Company does not believe that its products infringe on any of the Nuance’s patents.

In July 2011, one of the lawsuits filed by Nuance in Massachusetts began its court proceedings. In August 2011, the Company was found not guilty on each claim made by Nuance. The Company does not believe that its products infringe in any way, however, the Company is not able to estimate the outcome of the other lawsuits filed by Nuance, or the amount or range of any potential loss that could result from any unfavorable outcome of the other lawsuits. As of January 31, 2012, all litigation between Nuance and the Company was stayed pending the closure of the proposed acquisition.

In September 2011, LVL Patent Group LLC (LVL) filed a lawsuit against the Company claiming that the Company’s products infringe a patent assigned to LVL. The Company is vigorously defending itself in the lawsuit. The Company does not believe that its products infringe in any way, however, the Company is not able to estimate the outcome of the lawsuit filed by LVL, or the amount or range of any potential loss that could result from any unfavorable outcome of the lawsuit.

Leases — The Company leases its office and certain collocation facilities under noncancelable operating leases that expire at various dates through February 2015. Rent expense for the three months ended March 31, 2012 and 2011 was approximately $205 and $170, respectively. The lease agreements contain escalating rent payments. Rent expense is recorded on the straight-line basis, and therefore, as of March 31, 2012 and December 31, 2011, the Company has deferred rent of approximately $18 and $20, respectively, which is included in accrued expenses.

Future minimum amounts payable under the operating lease agreements are as follows as of March 31, 2012:

Years Ending December 31
Remainder of 2012	$487
2013	216
2014	175
2015	30

Total minimum lease payments	$908

10.	FAIR VALUE MEASUREMENTS

For fair value measurement, management uses a fair value hierarchy, which classifies fair value measurements based on the inputs used in measuring fair value. These categories include (in descending order of priority): Level 1, defined as observable inputs, such as quoted prices in active markets for identical instruments; Level 2, defined as inputs other than quoted prices included in Level 1 that are either directly or indirectly observable for similar instruments; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The assets and liabilities measured at fair value on a recurring basis as of March 31, 2012 and December 31, 2011, and the input categories associated with those assets and liabilities are as follows:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
March 31, 2012

Financial assets:
Money market investment	$36,971	$36,971	$—	$—

Financial liabilities:
Success fee derivative	$478	$—	$—	$478
Preferred stock warrant	138			138

	$616	$—	$—	$616

December 31, 2011
Financial assets:
Money market investment	$43,622	$43,622	$—	$—

Financial liabilities:
Success fee derivative	$437	$—	$—	$437
Preferred stock warrant	139			139

	$576	$—	$—	$576

A rollforward of the fair value of the preferred stock warrant and success fee derivative valued using Level 3 inputs at March 31, 2012 is as follows:

Three Months Ended March 31, 2012
Preferred Stock Warrant

Balance — December 31, 2011	$139
Changes in fair value	(1)

Balance — March 31, 2012	$138

Success Fee Derivative

Balance — December 31, 2011	$437
Changes in fair value	41

Balance — March 31, 2012	$478

11.	SUBSEQUENT EVENT

The Company is required to consider the need to adjust its financial statements or provide additional disclosures as a result of events that occur after the balance sheet date but before financial statements are issued or available to be issued. The Company has evaluated subsequent events through July 20, 2012.

* * * * * *